Exhibit 99.1

CONSENT OF PERELLA WEINBERG PARTNERS LP

We have previously consented to (i) the inclusion of our opinion letter, dated August 5, 2020, addressed to the Special Committee of the Board of Directors of Liberty Broadband Corporation (“Liberty Broadband”), as Annex B to the joint proxy statement/prospectus that forms a part of the Registration Statement on Form S-4 of Liberty Broadband, declared effective as of October 30, 2020, as it may be supplemented (the “Prior Registration Statement”) and (ii) the references to such opinion and our firm in the Prior Registration Statement under the captions: “Questions & Answers”, “Special Factors—Background of the Combination”, “Special Factors—Liberty Broadband, Merger Sub and Merger LLC’s Purpose and Reasons for the Combination; Recommendations of the Liberty Broadband Special Committee and Liberty Broadband Board of Directors”, “Special Factors—Opinion of the Liberty Broadband Special Committee’s Financial Advisor”, “Special Factors—Liberty Broadband Unaudited Prospective Financial Information”, “Special Factors—GCI Liberty Unaudited Prospective Financial Information” and “Risk Factors—Risks Related to the Combination”.

We hereby consent to the incorporation by reference of the foregoing into a Registration Statement on Form S-4MEF filed on the date hereof for purposes of registering additional shares of Liberty Broadband’s Series C common stock for issuance in connection with the transactions contemplated by the Prior Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

	By:	/s/ PERELLA WEINBERG PARTNERS LP
Perella Weinberg Partners LP
December 10, 2020